Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@tycoelectronics.com	Investor Relations: John Roselli 610-893-9559 Office john.roselli@tycoelectronics.com Keith Kolstrom 610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS REPORTS THIRD QUARTER RESULTS

Third Quarter Results

•                  Net Sales Increased 7 Percent Sequentially; Decreased 34 Percent Year-Over-Year

•                  GAAP Operating Income of $64 Million; Adjusted Operating Income of $127 Million, a 76 Percent Sequential Increase

•                  Diluted Earnings Per Share (EPS) From Continuing Operations of $0.06 on a GAAP Basis; Adjusted EPS of $0.17

•                  Cash From Continuing Operations of $336 Million; Free Cash Flow of $327 Million

Fourth Quarter Outlook

•                  Company Expects Sales of $2.53 Billion to $2.63 Billion, a Sequential Increase of 1 to 5 Percent

•                  GAAP Operating Income Expected to be $105 to $145 Million; Adjusted Operating Income Expected to be $160 to $200 Million

•                  EPS From Continuing Operations Expected to be $0.15 to $0.22; Adjusted EPS Expected to be $0.22 to $0.29

SCHAFFHAUSEN, Switzerland — July 29, 2009 — Tyco Electronics Ltd. (NYSE: TEL) today reported results for the fiscal third quarter ended June 26, 2009.  The company reported net sales of $2.5 billion for the fiscal third quarter, a 7 percent increase sequentially and a 34 percent decrease compared to the prior-year period.  GAAP diluted earnings per share from continuing operations were $0.06 for the quarter, compared to EPS of $0.59 in the prior-year period.  Included in the earnings per share from continuing operations were $0.11 per share of restructuring charges.  This compares to $0.04 per share of charges in the prior-year quarter.  Adjusted EPS from continuing operations were $0.17 in the quarter, a decline of 73 percent from last year’s adjusted EPS of $0.63.

“Our third quarter results reflect improved operating performance sequentially.  Adjusted operating margin increased from 3 to 5 percent due to higher sales, coupled with continued strong productivity gains.  We also generated $327 million of free cash flow, driven primarily by a significant reduction in inventory,” said Tyco Electronics Chief Executive Officer Tom Lynch.  “Demand for our consumer-related products is showing signs of improvement, as supply chain inventory reductions that impacted us over the past six months appear to be substantially over.  This more than offset weakness in the industrial markets we serve.”

Organic Sales Growth, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Income Tax Expense, Adjusted Income From Continuing Operations, Adjusted Earnings Per Share and Free Cash Flow are all non-GAAP financial measures and are described at the end of this press release.  For a reconciliation of these non-GAAP measures, see the attached tables.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal quarter ended June 27, 2008 unless otherwise indicated.

($ in millions)	June 26, 2009	June 27, 2008	$ Change	% Change
Net Sales	$2,508	$3,782	$(1,274)	(34)%
Operating Income	$64	$515	$(451)	(88)%
Restructuring-Related Charges	$(63)	$(16)
Pre-Separation Litigation Charges	$0	$(7)
Adjusted Operating Income	$127	$538	$(411)	(76)%
Operating Margin	2.6%	13.6%
Adjusted Operating Margin	5.1%	14.2%

GAAP operating income was $64 million, compared to $515 million of income in the prior-year period.  Included in the current quarter were restructuring charges of $63 million.  Included in prior-year operating income were $16 million of restructuring costs and $7 million of pre-separation litigation charges.  Excluding these items in both periods, adjusted operating income was $127 million compared to $538 million a year ago, a decrease of 76 percent.  The adjusted operating margin was 5.1 percent, compared to 14.2 percent a year ago — reflecting a 34 percent decline in sales.

CASH FLOW

Cash from continuing operations was $336 million during the quarter, which included a $285 million reduction related to changes in accounts receivable, inventory and accounts payable.  Free cash flow was $327 million, compared to $262 million in the prior-year period.  The increase in free cash flow was driven by inventory reductions, as well as reduced capital expenditures versus the prior year.

ADDITIONAL ITEMS

•                  During the quarter, the company received shareholder approval to change its place of incorporation from Bermuda to Switzerland.  This change became effective on June 25.

•                  Tyco Electronics completed the previously-announced sale of its Wireless Systems business.  The company received net cash proceeds of $665 million, including a $10 million working capital adjustment.  Beginning in the third quarter, the Wireless Systems business unit is included in discontinued operations.

•                  In early July, as part of the company’s previously-announced debt tender offer, the company repurchased approximately $152 million of principal amount of its senior notes.  As a result, the company will report a net gain of approximately $20 million in the fiscal fourth quarter from this early retirement of debt.

•                  On July 27, 2009, the company’s Board of Directors recommended a dividend in the form of a capital reduction of $0.16 per share for each of the first and second quarters of fiscal 2010, subject to shareholder approval.  For more details, please see the related press release issued by the company today.

ORDERS

Total company orders declined 43 percent overall and 38 percent organically compared to the prior year.  The book-to-bill ratio was 0.93 in the quarter.  Excluding the company’s Undersea Telecommunications segment, which is a project-oriented business with uneven order patterns, orders declined 35 percent overall and 30 percent organically in the quarter.  The book-to-bill ratio was 1.04.

FOURTH QUARTER FISCAL 2009 OUTLOOK

For the fourth quarter of fiscal 2009, the company expects sales of $2.53 billion to $2.63 billion, a sequential increase of 1 to 5 percent.  The company expects income from operations of $105 to $145 million, which includes restructuring and other charges of approximately $75 million and a net gain of approximately $20 million on early retirement of debt.  Adjusted operating income is expected to be $160 million to $200 million.  GAAP EPS from continuing operations is expected to be $0.15 to $0.22, including restructuring and other charges of approximately $0.11 per share and approximately $0.04 per share related to a net gain on early retirement of debt.  Adjusted EPS from continuing operations are expected to be $0.22 to $0.29, compared to adjusted EPS of $0.65 in the prior-year period.  This outlook assumes current foreign exchange rates.

($ in millions, except per share amounts)	Q4 Outlook

Sales	$2,530 to $2,630

Operating Income	$105 to $145

Restructuring and Other Charges	$(75)

Gain on Early Retirement of Debt, net	$20

Adjusted Operating Income	$160 to $200

GAAP Earnings Per Share	$0.15 to $0.22

Adjusted EPS from Continuing Operations	$0.22 to $0.29

Lynch said, “Our outlook assumes a slight sequential improvement in sales and continued margin improvement due to productivity gains and increased manufacturing utilization.  We also expect our Electronic Components segment to return to profitability in the fourth quarter.”

SEGMENT RESULTS

Tyco Electronics is comprised of four reporting segments: Electronic Components, Network Solutions, Specialty Products and Undersea Telecommunications.

Electronic Components

The Electronic Components segment is one of the world’s largest suppliers of passive electronic components, including connectors and interconnect systems, relays, switches, sensors, and wire and cable.

($ in millions)	June 26, 2009	June 27, 2008	$ Change	% Change	Organic Growth

Net Sales	$1,424	$2,467	$(1,043)	(42)%	(37)%
Operating Income/(Loss)	$(82)	$333	$(415)	NM
Restructuring-Related Charges	$(46)	$(11)
Adjusted Operating Income/(Loss)	$(36)	$344	$(380)	NM
Operating Margin	(5.8)%	13.5%
Adjusted Operating Margin	(2.5)%	13.9%

Sales in the segment declined 42 percent compared to the prior-year quarter.  On a sequential basis, sales increased 11 percent.  The segment experienced year-over-year declines across all end-markets, including automotive which was down 42 percent, computer which was down 43 percent, communications which was down 36 percent and industrial which was down 55 percent.

The operating margin and the adjusted operating margin decreased primarily due to the sales declines and the negative impact of lower production to reduce inventory, partially offset by the company’s cost reduction activities.  The current quarter included $46 million of restructuring charges, compared to $11 million of restructuring charges in the prior-year quarter.

Network Solutions

The Network Solutions segment is one of the world’s largest suppliers of infrastructure components and systems for the communication service provider, enterprise networks and energy markets.

($ in millions)	June 26, 2009	June 27, 2008	$ Change	% Change	Organic Growth

Net Sales	$425	$574	$(149)	(26)%	(17)%

Operating Income	$31	$66	$(35)	(53)%

Restructuring-Related Charges	$(15)	$(4)

Adjusted Operating Income	$46	$70	$(24)	(34)%

Operating Margin	7.3%	11.5%

Adjusted Operating Margin	10.8%	12.2%

Segment sales declined 26 percent compared to the prior-year quarter.  Sequentially, sales increased 6 percent.  Compared to the prior year, sales to the communication service provider market declined 22 percent, sales to the energy market declined 25 percent and sales to the enterprise networks market declined 34 percent.  The revenue decline was due to reduced capital spending by customers in these markets.

The decrease in the operating margin and the adjusted operating margin was primarily due to the sales declines and the negative impact of lower production to reduce inventory, partially offset by the company’s cost reduction activities.  Restructuring charges in the quarter were $15 million, compared to $4 million in the prior-year quarter.

Specialty Products

The Specialty Products segment is a leader in providing highly-engineered custom solutions, components and connectors for electronic systems, subsystems and devices in the aerospace, defense and marine; medical; touch systems; and circuit protection markets.

($ in millions)	June 26, 2009	June 27, 2008	$ Change	% Change	Organic Growth

Net Sales	$340	$463	$(123)	(27)%	(24)%

Operating Income	$42	$83	$(41)	(49)%

Restructuring-Related Charges	$(1)	$0

Adjusted Operating Income	$43	$83	$(40)	(48)%

Operating Margin	12.4%	17.9%

Adjusted Operating Margin	12.6%	17.9%

Segment sales declined 27 percent compared to the prior-year quarter, and fell 2 percent sequentially.  Year-over-year, sales to the medical market decreased 15 percent, sales to the aerospace, defense and marine market declined 23 percent, sales of touch systems declined 36 percent and sales of circuit protection products declined 33 percent.

The operating margin and the adjusted operating margin decreased primarily due to the sales declines and the negative impact of lower production to reduce inventory, partially offset by the company’s cost reduction activities.  Restructuring charges in the quarter were $1 million, compared to no such charges in the prior-year quarter.

Undersea Telecommunications

The company’s Undersea Telecommunications segment is a world leader in developing, manufacturing, installing and maintaining the world’s most advanced fiber optic undersea networks.

($ in millions)	June 26, 2009	June 27, 2008	$ Change	% Change	Organic Growth

Net Sales	$319	$278	$41	15%	15%

Operating Income	$73	$40	$33	83%

Restructuring-Related Charges	$(1)	$(1)

Adjusted Operating Income	$74	$41	$33	80%

Operating Margin	22.9%	14.4%

Adjusted Operating Margin	23.2%	14.7%

Segment sales increased 15 percent compared to the prior-year quarter.  On a sequential basis, sales increased 3 percent.  The operating margin and adjusted operating margin increases were due to favorable project mix and execution.  Restructuring charges in the quarter were $1 million in both the current and prior-year quarters.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, specialty products and undersea telecommunication systems, with fiscal 2008 sales of $14.4 billion to customers in more than 150 countries. We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense and marine; medical; energy; and lighting. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EST.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of Tyco Electronics’ website: http://investors.tycoelectronics.com.

•                  For both “listen-only” telephone participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 230-1059.  The telephone dial-in number for participants outside the United States is (612) 234-9960.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. on July 29, 2009 and ending at 11:59 p.m. on August 5, 2009.  The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 105486.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,”  “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Organic Sales Growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of Organic Sales Growth.

The company has presented its operating income before unusual items including charges related to legal settlements and reserves, restructuring charges, impairment charges and other income or charges (“Adjusted Operating Income”).  The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented its operating margin before unusual items including charges related to legal settlements and reserves, restructuring charges, impairment charges and other income or charges (“Adjusted Operating Margin”).  The company presents and forecasts its Adjusted Operating Margin before unusual items to give investors a perspective on the underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast.

The company has presented income tax expense after adjusting for the tax effect of unusual items including charges related to restructuring, impairment and other income or charges (“Adjusted Income Tax Expense”).  The company presents Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).  The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income from continuing operations before unusual items including charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to the adoption of FIN 48, other income or charges and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to the adoption of FIN 48, other income or charges and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented adjusted diluted earnings per share, which is diluted earnings per share from continuing operations before unusual items, including charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to the adoption of FIN 48 and other income or charges (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of unusual items, which may recur occasionally, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from:

•      net capital expenditures,

•      voluntary pension contributions, and

•      cash impact of unusual items.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the cash impact of unusual items because the company cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Because the company does not predict the amount and timing of unusual items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  The forward-looking statements in this release include statements addressing our future financial condition and operating results.  Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries outside the U.S.; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K/A for the fiscal year ended September. 26, 2008 and Quarterly Reports on Form 10-Q for the quarterly periods ended December 26, 2008 and March 27, 2009, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission.

# # #

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26,	June 27,	June 26,	June 27,
	2009	2008	2009	2008
	(in millions, except per share data)

Net sales	$2,508	$3,782	$7,558	$10,797
Cost of sales	1,921	2,683	5,713	7,632
Gross income	587	1,099	1,845	3,165
Selling, general, and administrative expenses	330	409	1,070	1,177
Research, development, and engineering expenses	130	152	405	438
Pre-Separation litigation charges, net	—	7	144	30
Restructuring and other charges, net	63	16	329	62
Impairment of goodwill	—	—	3,547	—
Operating income (loss)	64	515	(3,650)	1,458
Interest income	4	6	13	25
Interest expense	(42)	(44)	(125)	(144)
Other income	5	1	7	606
Income (loss) from continuing operations before income taxes and minority interest	31	478	(3,755)	1,945
Income tax (expense) benefit	(3)	(191)	577	(502)
Minority interest	(2)	(2)	(5)	(4)
Income (loss) from continuing operations	26	285	(3,183)	1,439
Income (loss) from discontinued operations, net of income taxes	(100)	45	(166)	141
Net income (loss)	$(74)	$330	$(3,349)	$1,580

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.06	$0.60	$(6.95)	$2.95
Income (loss) from discontinued operations	(0.22)	0.09	(0.36)	0.29
Net income (loss)	$(0.16)	$0.69	$(7.31)	$3.24

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.06	$0.59	$(6.95)	$2.94
Income (loss) from discontinued operations	(0.22)	0.09	(0.36)	0.28
Net income (loss)	$(0.16)	$0.68	$(7.31)	$3.22

Weighted-average number of shares outstanding:
Basic	458	478	458	487
Diluted	459	482	458	490

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 26,	September 26,
	2009	2008
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,258	$1,090
Accounts receivable, net of allowance for doubtful accounts of $44 and $40, respectively	1,795	2,656
Inventories	1,640	2,159
Prepaid expenses and other current assets	662	756
Deferred income taxes	203	204
Assets held for sale	—	770
Total current assets	5,558	7,635
Property, plant, and equipment, net	3,106	3,342
Goodwill	3,152	6,749
Intangible assets, net	415	454
Deferred income taxes	2,577	1,915
Receivable from Tyco International Ltd. and Covidien Ltd.	1,246	1,218
Other assets	238	287
Total Assets	$16,292	$21,600

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$1	$20
Accounts payable	951	1,433
Accrued and other current liabilities	1,505	1,558
Deferred revenue	168	207
Liabilities held for sale	—	169
Total current liabilities	2,625	3,387
Long-term debt	2,578	3,161
Long-term pension and postretirement liabilities	706	721
Deferred income taxes	285	289
Income taxes	2,372	2,291
Other liabilities	645	668
Total Liabilities	9,211	10,517
Commitments and contingencies
Minority interest	10	10
Shareholders’ equity:
Preferred shares, none at June 26, 2009; 125,000,000 shares authorized and none outstanding, $0.20 par value, at September 26, 2008	—	—
Common shares, 468,215,574 shares authorized and issued, CHF 2.43 par value, at June 26, 2009; 1,000,000,000 shares authorized and 500,241,706 issued, $0.20 par value, at September 26, 2008	1,049	100
Capital in excess:
Share premium	—	61
Contributed surplus	8,156	10,106
Accumulated (deficit) earnings	(2,361)	1,141
Treasury stock, at cost, 10,000,000 and 36,904,702 shares, respectively	(371)	(1,264)
Accumulated other comprehensive income	598	929
Total Shareholders’ Equity	7,071	11,073
Total Liabilities and Shareholders’ Equity	$16,292	$21,600

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 26,	June 27,	June 26,	June 27,
	2009	2008	2009	2008
	(in millions)
Cash Flows From Operating Activities:
Net income (loss)	$(74)	$330	$(3,349)	$1,580
(Income) loss from discontinued operations, net of income taxes	100	(45)	166	(141)
Income (loss) from continuing operations	26	285	(3,183)	1,439
Adjustments to reconcile net cash provided by (used in) operating activities:
Impairment of goodwill	—	—	3,547	—
Tax sharing income	(4)	(1)	(9)	(606)
Class action settlement	—	—	—	(936)
Non-cash restructuring and other charges, net	6	8	29	28
Depreciation and amortization	130	138	382	399
Deferred income taxes	(13)	90	(692)	205
Provision for losses on accounts receivable and inventory	19	17	57	30
Other	19	8	56	12
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(53)	(79)	779	(152)
Inventories	264	(50)	471	(269)
Inventoried costs on long-term contracts	(48)	8	(107)	(41)
Prepaid expenses and other current assets	9	34	224	62
Accounts payable	74	45	(470)	81
Accrued and other liabilities	(92)	(10)	(248)	(48)
Income taxes	(1)	(22)	27	—
Deferred revenue	18	(19)	(41)	122
Other	(18)	(31)	7	(1)
Net cash provided by continuing operating activities	336	421	829	325
Net cash (used in) provided by discontinued operating activities	(6)	(17)	(42)	26
Net cash provided by operating activities	330	404	787	351
Cash Flows From Investing Activities:
Capital expenditures	(61)	(165)	(270)	(445)
Proceeds from sale of property, plant, and equipment	2	6	9	37
Class action settlement escrow	—	—	—	936
Proceeds from divestiture of discontinued operations, net of cash retained by operations sold	665	—	694	102
Proceeds from divestiture of businesses, net of cash retained by businesses sold	10	—	16	—
Other	1	(5)	(2)	(21)
Net cash provided by (used in) continuing investing activities	617	(164)	447	609
Net cash used in discontinued investing activities	(1)	(2)	(3)	(10)
Net cash provided by (used in) investing activities	616	(166)	444	599
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	—	1	(649)	651
Repayment of long-term debt	(342)	(400)	(461)	(1,351)
Proceeds from long-term debt	6	400	448	500
Repurchase of common shares	—	(240)	(152)	(832)
Payment of common share dividends	(74)	(69)	(221)	(205)
Proceeds from exercise of share options	1	23	1	51
Transfers (to) from discontinued operations	(17)	11	(49)	32
Other	(1)	(3)	(4)	(12)
Net cash used in continuing financing activities	(427)	(277)	(1,087)	(1,166)
Net cash provided by (used in) discontinued financing activities	12	5	49	(31)
Net cash used in financing activities	(415)	(272)	(1,038)	(1,197)
Effect of currency translation on cash	5	2	(21)	19
Net increase (decrease) in cash and cash equivalents	536	(32)	172	(228)
Less: net (increase) decrease in cash and cash equivalents related to discontinued operations	(5)	14	(4)	15
Cash and cash equivalents at beginning of period	727	749	1,090	944
Cash and cash equivalents at end of period	$1,258	$731	$1,258	$731

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$15	$105	$87	$297

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$336	$421	$829	$325
Capital expenditures, net	(59)	(159)	(261)	(408)
Pre-Separation litigation payments	50	—	50	—
Class action settlement	—	—	—	936
Free cash flow (1)	$327	$262	$618	$853

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 26,		June 27,		June 26,		June 27,
	2009		2008		2009		2008
	($ in millions)
Net Sales:
Electronic Components	$1,424		$2,467		$4,329		$7,022
Network Solutions	425		574		1,283		1,602
Specialty Products	340		463		1,053		1,310
Undersea Telecommunications	319		278		893		863
Total	$2,508		$3,782		$7,558		$10,797

Operating Income (Loss):
Electronic Components	$(82)	-5.8%	$333	13.5%	$(3,754)	-86.7%	$949	13.5%
Network Solutions	31	7.3%	66	11.5%	96	7.5%	186	11.6%
Specialty Products	42	12.4%	83	17.9%	(13)	-1.2%	231	17.6%
Undersea Telecommunications	73	22.9%	40	14.4%	165	18.5%	122	14.1%
Pre-Separation litigation charges, net	—		(7)		(144)		(30)
Total	$64	2.6%	$515	13.6%	$(3,650)	-48.3%	$1,458	13.5%

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended June 26, 2009						Net Sales for the
	versus Net Sales for the Quarter Ended June 27, 2008						Quarter Ended
	Organic (1)		Translation (2)	Divestiture	Total		June 26, 2009
	($ in millions)
Electronic Components (3):
Automotive	$(433)	(35.9)%	$(78)	$—	$(511)	(42.4)%	49%
Communications	(69)	(28.3)	2	(22)	(89)	(36.3)	11
Computer	(101)	(41.6)	(2)	(1)	(104)	(43.0)	10
Appliance	(46)	(32.6)	(5)	—	(51)	(35.9)	6
Industrial	(73)	(51.1)	(7)	2	(78)	(54.9)	5
Consumer Electronics	(12)	(25.4)	1	(5)	(16)	(34.0)	2
Other	(174)	(39.1)	(16)	(4)	(194)	(43.8)	17
Total	(908)	(36.9)	(105)	(30)	(1,043)	(42.3)	100%
Network Solutions (3):
Energy	(38)	(14.7)	(26)	—	(64)	(24.8)	46
Service Providers	(20)	(12.3)	(16)	—	(36)	(22.4)	29
Enterprise Networks	(40)	(27.0)	(11)	—	(51)	(33.8)	24
Other	—	(4.8)	2	—	2	50.0	1
Total	(98)	(17.2)	(51)	—	(149)	(26.0)	100%
Specialty Products (3):
Aerospace, Defense, and Marine	(38)	(19.6)	(6)	—	(44)	(22.6)	45
Touch Systems	(39)	(32.6)	(4)	—	(43)	(35.5)	23
Medical	(9)	(12.5)	(1)	—	(10)	(14.5)	17
Circuit Protection	(26)	(33.5)	—	—	(26)	(33.3)	15
Total	(112)	(24.3)	(11)	—	(123)	(26.6)	100%
Undersea Telecommunications	40	14.5	1	—	41	14.7
Total	$(1,078)	(28.4)%	$(166)	$(30)	$(1,274)	(33.7)%

							Percentage of
							Segment’s Total
	Change in Net Sales for the Nine Months Ended June 26, 2009						Net Sales for the
	versus Net Sales for the Nine Months Ended June 27, 2008						Nine Months Ended
	Organic (1)		Translation (2)	Divestiture	Total		June 26, 2009
	($ in millions)
Electronic Components (3):
Automotive	$(1,317)	(38.4)%	$(192)	$—	$(1,509)	(44.0)%	45%
Communications	(179)	(24.9)	11	(43)	(211)	(29.3)	12
Computer	(262)	(35.9)	(3)	(2)	(267)	(36.6)	11
Appliance	(122)	(30.8)	(12)	—	(134)	(33.8)	6
Industrial	(125)	(33.1)	(21)	2	(144)	(38.2)	5
Consumer Electronics	(36)	(25.9)	4	(7)	(39)	(28.1)	2
Other	(343)	(27.9)	(41)	(5)	(389)	(31.6)	19
Total	(2,384)	(34.0)	(254)	(55)	(2,693)	(38.4)	100
Network Solutions (3):
Energy	(49)	(6.8)	(76)	—	(125)	(17.4)	46
Service Providers	(42)	(9.1)	(47)	—	(89)	(19.3)	29
Enterprise Networks	(76)	(18.9)	(30)	—	(106)	(26.0)	24
Other	(1)	(10.0)	2	—	1	6.7	1
Total	(168)	(10.6)	(151)	—	(319)	(19.9)	100%
Specialty Products (3):
Aerospace, Defense, and Marine	(60)	(11.1)	(16)	—	(76)	(13.8)	45
Touch Systems	(76)	(23.3)	(10)	—	(86)	(26.2)	23
Medical	(12)	(6.2)	(2)	—	(14)	(7.0)	18
Circuit Protection	(84)	(36.5)	3	—	(81)	(35.1)	14
Total	(232)	(17.8)	(25)	—	(257)	(19.6)	100%
Undersea Telecommunications	29	3.3	1	—	30	3.5
Total	$(2,755)	(25.5)%	$(429)	$(55)	$(3,239)	(30.0)%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 26, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Adjusted
	U.S. GAAP	Charges, Net (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$(82)	$46	$(36)
Network Solutions	31	15	46
Specialty Products	42	1	43
Undersea Telecommunications	73	1	74
Total	$64	$63	$127

Operating Margin	2.6%		5.1%

Income Tax Expense	$(3)	$(12)	$(15)

Income from Continuing Operations	$26	$51	$77

Diluted Earnings per Share from Continuing Operations	$0.06	$0.11	$0.17

(1) Includes $63 million recorded in restructuring and other charges, net.

(2) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 27, 2008

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Net (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$333	$11	$—	$344
Network Solutions	66	4	—	70
Specialty Products	83	—	—	83
Undersea Telecommunications	40	1	—	41
Pre-Separation litigation charges, net	(7)	—	7	—
Total	$515	$16	$7	$538

Operating Margin	13.6%			14.2%

Income Tax Expense	$(191)	$(5)	$—	$(196)

Income from Continuing Operations	$285	$11	$7	$303

Diluted Earnings per Share from Continuing Operations	$0.59	$0.02	$0.01	$0.63

(1) Includes $16 million recorded in restructuring and other charges, net.

(2) Consists of $7 million of net costs related to the settlement of pre-Separation securities litigation recorded in pre-Separation litigation charges, net.

(3) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 26, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Impairment of	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Goodwill (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income (Loss):
Electronic Components	$(3,754)	$254	$3,435	$—	$(65)
Network Solutions	96	42	—	—	138
Specialty Products	(13)	27	112	8	134
Undersea Telecommunications	165	5	—	—	170
Pre-Separation litigation charges, net	(144)	—	—	144	—
Total	$(3,650)	$328	$3,547	$152	$377

Operating Margin	-48.3%				5.0%

Income Tax (Expense) Benefit	$577	$(78)	$(523)	$(3)	$(27)

Income (Loss) from Continuing Operations	$(3,183)	$250	$3,024	$149	$240

Diluted Earnings (Loss) per Share from Continuing Operations	$(6.95)	$0.54	$6.59	$0.32	$0.52

(1) Includes $329 million recorded in restructuring and other charges, net and a $1 million credit recorded in cost of sales.

(2) Consists of goodwill impairment of $3,547 million recorded in impairment of goodwill.

(3) Consists of $144 million of costs related to the settlement of pre-Separation securities litigation recorded in pre-Separation litigation charges, net and $8 million of costs related to a product liability matter from several years ago recorded in selling, general, and administrative expenses.

(4) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 27, 2008

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income (Loss):
Electronic Components	$949	$41	$—	$(36)	$954
Network Solutions	186	18	—	—	204
Specialty Products	231	—	—	—	231
Undersea Telecommunications	122	4	—	—	126
Pre-Separation litigation charges, net	(30)	—	—	30	—
Total	$1,458	$63	$—	$(6)	$1,515

Operating Margin	13.5%				14.0%

Income Tax (Expense) Benefit	$(502)	$(19)	$—	$20	$(501)

Income (Loss) from Continuing Operations	$1,439	$44	$(572)	$14	$925

Diluted Earnings (Loss) per Share from Continuing Operations	$2.94	$0.09	$(1.17)	$0.03	$1.89

(1) Includes $62 million recorded in restructuring and other charges, net and $1 million recorded in cost of sales.

(2) In connection with the adoption of FIN 48, the Company recorded income of $572 million in other income, net pursuant to its Tax Sharing Agreement with Tyco International and Covidien.

(3) Consists of a $36 million gain on the sale of real estate recorded in selling, general and administrative expenses and $30 million of net costs related to the settlement of pre-Separation securities litigation recorded in pre-Separation litigation charges, net.

(4) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 27, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Impairment of	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Goodwill (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
(Loss) Income from Operations:
Electronic Components	$(3,654)	$166	$3,435	$—	$(53)
Network Solutions	21	8	—	—	29
Specialty Products	(83)	12	112	—	41
Undersea Telecommunications	54	1	—	—	55
Pre-Separation litigation charges, net	(135)	—	—	135	—
Total	$(3,797)	$187	$3,547	$135	$72

Operating Margin	-162.5%				3.1%

Income Tax Benefit (Expense)	$594	$(43)	$(523)	$—	$28

(Loss) Income from Continuing Operations	$(3,239)	$144	$3,024	$135	$64

Diluted (Loss) Earnings per Share from Continuing Operations	$(7.07)	$0.31	$6.60	$0.29	$0.14

(1) Includes $189 million recorded in restructuring and other charges, net and a $2 million credit recorded in cost of sales.

(2) Consists of goodwill impairment of $3,547 million recorded in impairment of goodwill.

(3) Consists of $135 million of costs related to the settlement of pre-Separation securities litigation recorded in pre-Separation litigation charges, net.

(4) See description of non-GAAP measures contained in this release.